EXHIBIT 99.1

Press Contact: Amy Biemiller Director of Communications 610-832-7705 amy.biemiller@bdnreit.com	Investor Contact: Howard M. Sipzner EVP & CFO 610-832-4907 howard.sipzner@bdnreit.com
Brandywine Realty Trust Second Quarter FFO per Share Increases 8.3%
Radnor, PA, July 25, 2007 — Brandywine Realty Trust (NYSE:BDN), a real estate investment trust focused on the ownership, management and development of Class A, suburban and urban office properties in selected markets throughout the United States, announced today its financial and operating results for the three and six month periods ended June 30, 2007.
Financial Highlights
▪	Funds from operations (FFO) totaled $59.0 million or $0.65 per diluted share in the second quarter of 2007, compared to $57.0 million or $0.60 per diluted share in the second quarter of 2006. The second quarter of 2007 included a $3.8 million gain on the dissolution of a real estate partnership. Our FFO payout ratio for the second quarter of 2007 was 67.7%.

▪	We incurred a $0.8 million loss or ($0.01) per diluted share in the second quarter of 2007, compared to a $13.6 million loss or ($0.15) per diluted share in the second quarter of 2006. These losses are primarily attributable to non-cash real estate amortization and depreciation charges which are added back in the calculation of FFO.

▪	Funds from operations totaled $117.6 million or $1.28 per diluted share for the six months ended June 30, 2007, compared to $112.2 million or $1.19 per diluted share for the six months ended June 30, 2006. Our FFO payout ratio for the first six months of 2007 was 68.8%.

▪	Net income totaled $16.6 million or $0.19 per diluted share for the six months ended June 30, 2007, compared to an $18.2 million loss or ($0.20) per diluted share for the six months ended June 30, 2006. There was a $25.2 million gain on the disposition of discontinued operations during the six months ended June 30, 2007, as well as the aforementioned $3.8 million gain on the dissolution of a real estate partnership.
Portfolio Highlights
▪	At June 30, 2007, our core portfolio was 93.9% occupied and 95.0% leased (reflecting recently executed leases) versus 91.6% and 93.1%, respectively, at June 30, 2006. We owned 281 properties at June 30, 2007, encompassing 265 properties in our core portfolio and 16 properties under development or redevelopment.

▪	Net operating income (NOI) on a same store basis increased 2.0% on a GAAP basis and 2.5% on a cash basis in the second quarter of 2007 versus the second quarter of 2006 for the 256 same store properties which were 93.6% occupied on June 30, 2007 versus 93.0% occupied on June 30, 2006. Our consolidated NOI margin on a GAAP basis was 62.0% for the second quarter of 2007. Year to date, our net operating income on a same store basis has increased 2.4% on a GAAP basis and 3.7% on a cash basis.

▪	For the second quarter of 2007, our core portfolio retention rate was 85.5% with positive net absorption of 181,656 square feet. In the second quarter of 2007, we achieved a 7.2% increase on our new lease rental rates and a 1.4% increase on our renewal rental rates, both on a GAAP basis. Year to date, we have achieved positive net absorption of 326,766 square feet in our core portfolio.

555 East Lancaster Avenue, Suite 100, Radnor, PA 19087	Phone: (610) 325-5600 • Fax: (610) 325-5622 • www.brandywinerealty.com

Investment Highlights
▪	During the second quarter of 2007, we acquired 155 Grand Avenue, a 97.9% occupied, 204,278 square foot office building in Oakland, CA, for $72.0 million. Subsequent to quarter end, we acquired a package of five buildings in the Boulders office park in Richmond, VA aggregating 508,607 square feet and 94.0% occupied, for $96.5 million.

▪	During the second quarter of 2007, we sold our Cityplace office building in Dallas, TX for $115.0 million and incurred a $0.6 million loss on the sale attributable to certain closing adjustments.

▪	At June 30, 2007, we were actively proceeding on six ground-up office developments and eight office redevelopments with a total identified cost of $514.6 million of which $130.2 million remained to be funded. In addition, we are in the planning and design phase on two office redevelopments, nine land development projects and several other projects with a total, current investment of $113.3 million; held $60.6 million of other land for future development and are completing a series of tenant and building improvement projects aggregating $55.1 million.
Capital Markets Highlights
▪	On April 30, 2007, we closed the sale of $300 million of 5.70% senior unsecured notes due May 1, 2017, with a yield of 5.72%, representing a spread of 1.10% to the yield on the underlying 2017 Treasury note on the day of the pricing. We used the net proceeds of the notes to reduce outstanding indebtedness under our unsecured credit facility.

▪	On June 29, 2007, we amended and restated our $600 million unsecured credit facility achieving a reduction in the base pricing, a change in various covenants, a reduced capitalization rate for valuation calculations and an extension of the maturity to June 29, 2011.

▪	Subsequent to quarter end, we repaid $136.0 million of fixed-rate mortgage loans without incurring any prepayment penalty. We used our unsecured credit facility to fund the repayment.
“We are extremely pleased with our second quarter performance,” stated Gerard H. Sweeney, President and CEO of Brandywine Realty Trust. “We experienced improving operating and leasing metrics evidenced by robust absorption, meaningful occupancy gains and improving rental rates. Our construction activities remain on schedule and our development pipeline continues to experience strong activity. Our sales and investment activities have reinforced our market strategies and will maintain our competitive advantage. We are pleased to have completed the dissolution of our Invesco partnership and the realization of $3.8 million in incremental revenue from that process. Lastly, we executed a series of capital market transactions to enhance our balance sheet and provide greater flexibility and capacity for future investment opportunities.”
Distributions
On June 12, 2007, our Board of Trustees declared a quarterly dividend distribution of $0.44 per common share that was paid on July 19, 2007 to shareholders of record as of July 5, 2007. Our Board also declared quarterly dividend distributions of $0.46875 per 7.50% Series C Cumulative Redeemable Preferred Share and $0.460938 per 7.375% Series D Cumulative Redeemable Preferred Share that were paid on July 16, 2007 to holders of record as of June 30, 2007 of the Series C and Series D Preferred Shares, respectively.
Share Repurchase Program
Year to date, we have purchased a total of 1,780,600 common shares at an average price of $33.37 per common share under our Board-approved share repurchase program. We are authorized to purchase an additional 539,200 common shares and may make repurchases from time to time in the open market or in privately negotiated transactions, subject to market conditions and compliance with legal requirements. The share repurchase program does not contain any time limitation and does not obligate us to repurchase any shares. We may discontinue the program at any time.
2007 FFO Guidance
Based on current plans and assumptions and subject to the risks and uncertainties more fully described in Brandywine’s reports filed with the Securities and Exchange Commission, we are maintaining our previously announced guidance for full year 2007 FFO per diluted share to be in a range of $2.57 to $2.65. This guidance is provided for informational purposes and is subject to change. The following is a reconciliation of the calculation of FFO per diluted share and earnings per diluted share:

Guidance for 2007	Range or Value
Earnings (loss) per diluted share allocated to common shareholders	$0.17	to	$0.24
Less: gains on sales of real estate	(0.29)		(0.29)
Plus: real estate depreciation and amortization	2.69	to	2.70

FFO per diluted share	$2.57	to	$2.65

For guidance purposes, we have not considered any future gains from the sale of real estate not previously disclosed, the impact on operating income from future sales of properties or losses from impairment write-downs of our assets or securities. Our 2007 FFO guidance does not include any income from the sale of undepreciated real estate, in accordance with our prior practice.
Forward-Looking Statements
Estimates of future earnings per share and FFO per share and certain other statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our and our affiliates’ actual results, performance, achievements or transactions to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others: our ability to lease vacant space and to renew or relet space under expiring leases at expected levels; competition with other real estate companies for tenants; the potential loss or bankruptcy of major tenants; interest rate levels; the availability of debt, equity or other financing; competition for real estate acquisitions; risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; unanticipated operating and capital costs; our ability to obtain adequate insurance, including coverage for terrorist acts; dependence upon certain geographic markets; and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which our tenants operate.
Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Annual Report for the year ended December 31, 2006. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.
Non-GAAP Supplemental Financial Measures
We compute our financial results in accordance with generally accepted accounting principles (GAAP). Although FFO, NOI and CAD are non-GAAP financial measures, we believe that FFO, NOI and CAD calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance. At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.

Funds from Operations (FFO)
We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us. NAREIT defines FFO as net income (loss) before minority interest of unit holders (preferred and common) and excluding gains (losses) on sales of property and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures. Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and minority interest. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.
For information purposes, we may provide FFO adjusted for debt extinguishment costs. Although our calculation of FFO as adjusted differs from NAREIT’s definition of FFO, and may not be comparable to that of other REITs and real estate companies, we believe it provides a meaningful supplemental measure of our operating performance because we believe that by excluding the effects of debt extinguishment, shareholders and potential investors are presented with an indicator of our operating performance that more closely achieves the objectives of the real estate industry in presenting FFO.
Net Operating Income (NOI)
NOI is a non-GAAP financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, minority interest in the Operating Partnership and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, income from discontinued operations, income from unconsolidated joint ventures and minority interest in property partnerships. In some cases, we also present NOI on a cash basis, which is NOI after eliminating the effect of straight-lining of rent and deferred market intangible amortization. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance, or as an alternative to cash flow from operating activities as a measure of our liquidity or ability to make cash distributions to shareholders.
Cash Available for Distribution (CAD)
CAD is a non-GAAP financial measure that is not intended as an alternative to cash flow from operating activities as determined under GAAP. CAD is presented solely as a supplemental disclosure with respect to liquidity because we believe it provides useful information regarding our ability to fund our distributions. Because other companies do not necessarily calculate CAD the same way as we do, our presentation of CAD may not be comparable to similarly titled measures provided by other companies.

Second Quarter Earnings Call and Supplemental Information Package
We will host a conference call on Thursday, July 26, 2007 at 11:00 a.m. EDT. The conference call can be accessed by calling 1-800-683-1525 and referencing conference ID #8901182. Beginning two hours after the conference call, a taped replay of the call can be accessed 24 hours a day through Thursday, August 9, 2007 by calling 1-877-519-4471 and providing access code 8901182. In addition, the conference call can be accessed via a web cast located on our website at www.brandywinerealty.com.
We have prepared a supplemental information package that includes financial results and operational statistics related to the second quarter earnings report. The supplemental information package is available in the “Investor Relations — Financial Reports” section of our website at www.brandywinerealty.com.
Looking Ahead — Third Quarter 2007 Conference Call
We anticipate that we will release our third quarter 2007 earnings on Wednesday, October 31, 2007, after the market close and will host our third quarter 2007 conference call on Thursday, November 1, 2007, at 11:00 a.m. EDT. We expect to issue a press release in advance of these events to confirm the dates and times and provide all related information.
About Brandywine Realty Trust
Brandywine Realty Trust is one of the largest, publicly-traded, full-service, integrated real estate companies in the United States. Organized as a real estate investment trust and operating in select markets, Brandywine owns, develops and manages a primarily Class A, suburban and urban office portfolio aggregating approximately 44.3 million square feet, including 29.8 million square feet which it currently owns on a consolidated basis. For more information, visit our website at www.brandywinerealty.com.

BRANDYWINE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	June 30,	December 31,
	2007	2006
ASSETS
Real estate investments:
Operating properties	$4,862,726	$4,927,305
Accumulated depreciation	(554,417)	(515,698)

	4,308,309	4,411,607
Development land and construction-in-progress	373,497	328,119

	4,681,806	4,739,726

Cash and cash equivalents	28,522	25,379
Cash in escrow	36,590	—
Accounts receivable, net	16,972	19,957
Accrued rent receivable, net	77,922	71,589
Assets held for sale, net	—	126,016
Investment in real estate ventures	72,748	74,574
Deferred costs, net	81,823	73,708
Intangible assets, net	239,469	281,251
Other assets	92,221	96,818

Total assets	$5,328,073	$5,509,018

LIABILITIES AND BENEFICIARIES’ EQUITY
Mortgage notes payable	$757,145	$883,920
Borrowings under credit facilities	210,000	60,000
Unsecured senior notes, net of discounts	2,208,070	2,208,310
Accounts payable and accrued expenses	79,473	108,400
Distributions payable	42,131	42,760
Tenant security deposits and deferred rents	59,429	55,697
Acquired lease intangibles, net	72,259	92,527
Other liabilities	12,682	14,661
Mortgage note payable and other liabilities held for sale, net	—	20,826

Total liabilities	3,441,189	3,487,101

Minority interest	85,829	123,991

Beneficiaries’ equity:
Preferred shares — Series C	20	20
Preferred shares — Series D	23	23
Common shares	872	883
Additional paid-in capital	2,275,319	2,311,541
Cumulative earnings	444,340	423,764
Accumulated other comprehensive income	1,322	1,576
Cumulative distributions	(920,841)	(839,881)

Total beneficiaries’ equity	1,801,055	1,897,926

Total liabilities and beneficiaries’ equity	$5,328,073	$5,509,018

BRANDYWINE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Revenue
Rents	$138,597	$130,467	$276,537	$253,536
Tenant reimbursements	21,016	15,496	41,839	32,130
Other	4,691	4,466	9,029	8,681

Total revenue	164,304	150,429	327,405	294,347

Operating Expenses
Property operating expenses	45,965	41,504	91,170	82,478
Real estate taxes	16,435	14,388	32,462	28,595
Depreciation and amortization	58,227	64,145	120,274	115,357
Administrative expenses	6,993	7,724	14,262	16,214

Total operating expenses	127,620	127,761	258,168	242,644

Operating income	36,684	22,668	69,237	51,703

Other income (expense)
Interest income	1,603	2,573	2,390	5,223
Interest expense	(40,803)	(41,596)	(81,161)	(81,974)
Deferred financing costs	(1,065)	(794)	(2,323)	(1,273)
Equity in income of real estate ventures	4,504	463	5,258	1,428
Net gain on sale of interests in real estate	—	2,608	—	2,608

Income (loss) before minority interest	923	(14,078)	(6,599)	(22,285)
Minority interest — partners’ share of consolidated real estate ventures	8	(17)	(108)	281
Minority interest attributable to continuing operations — LP units	46	707	457	1,142

Income (loss) from continuing operations	977	(13,388)	(6,250)	(20,862)

Discontinued operations:
Income from discontinued operations	1,093	2,119	2,869	7,365
Net gain on disposition of discontinued operations	(856)	—	25,153	—
Minority interest — partners’ share of consolidated real estate venture	—	(195)	—	(382)
Minority interest attributable to discontinued operations — LP units	(10)	(92)	(1,196)	(319)

	227	1,832	26,826	6,664

Net income (loss)	1,204	(11,556)	20,576	(14,198)
Income allocated to Preferred Shares	(1,998)	(1,998)	(3,996)	(3,996)

(Loss) income allocated to Common Shares	$(794)	$(13,554)	$16,580	$(18,194)

PER SHARE DATA
Basic (loss) income per Common Share	$(0.01)	$(0.15)	$0.19	$(0.20)

Basic weighted-average shares outstanding	87,080,785	90,540,237	87,680,773	89,923,528

Diluted (loss) income per Common Share	$(0.01)	$(0.15)	$0.19	$(0.20)

Diluted weighted-average shares outstanding	87,080,785	90,540,237	88,298,521	89,923,528

BRANDYWINE REALTY TRUST
FUNDS FROM OPERATIONS AND CASH AVAILABLE FOR DISTRIBUTION
(unaudited, in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Reconciliation of Net Income to Funds from Operations (FFO):
Net income (loss) allocated to common shares	$(794)	$(13,554)	$16,580	$(18,194)

Add (deduct):
Minority interest attributable to continuing operations — LP units	(46)	(707)	(457)	(1,142)
Net gains on sale of undepreciated real estate	—	(2,608)	—	(2,608)
Minority interest attributable to discontinued operations — LP units	10	92	1,196	319
Net loss (gain) on disposition of discontinued operations	856	—	(25,153)	—

Income (loss) before net gains on sale of interests in real estate and minority interest	26	(16,777)	(7,834)	(21,625)

Add:
Depreciation and amortization:
Real property — continuing operations	41,291	47,911	86,538	83,746
Leasing costs (includes acquired intangibles) — continuing operations	16,339	15,951	32,457	31,199
Real property — discontinued operations	—	5,823	2,622	10,974
Leasing costs (includes acquired intangibles) — discontinued operations	—	3,923	1,972	7,894
Company’s share of unconsolidated real estate ventures	1,596	1,852	3,040	3,367
Partners’ share of consolidated real estate ventures	(218)	(1,696)	(1,172)	(3,353)

Funds from operations	$59,034	$56,986	$117,623	$112,202

FFO per share — fully diluted	$0.65	$0.60	$1.28	$1.19

Weighted-average shares/units outstanding — fully diluted	91,418,933	94,929,355	92,237,966	94,329,327

Distributions per Common Share	$0.44	$0.44	$0.88	$0.88

Payout ratio of FFO (Distribution per Common Share divided by FFO per Share)	67.7%	73.3%	68.8%	73.9%

CASH AVAILABLE FOR DISTRIBUTION (CAD):
Funds from operations	$59,034	$56,986	$117,623	$112,202

Add (deduct):
Rental income from straight-line rent	(6,143)	(8,209)	(14,775)	(15,917)
Deferred market rental income	(2,692)	(1,968)	(6,305)	(3,907)
Operating expense from straight-line rent	383	—	757	—
Net gains on sale of undepreciated real estate	—	2,608	—	2,608
Revenue maintaining capital expenditures
Building improvements	(2,201)	(2,184)	(2,908)	(2,565)
Tenant improvements	(12,121)	(7,024)	(23,357)	(14,305)
Lease commissions	(3,006)	(2,135)	(6,149)	(3,032)

Total revenue maintaining capital expenditures	(17,328)	(11,343)	(32,414)	(19,902)

Cash available for distribution	$33,254	$38,074	$64,886	$75,084

CAD per share — fully diluted	$0.36	$0.40	$0.70	$0.80

Weighted-average shares/units outstanding — fully diluted	91,418,933	94,929,355	92,237,966	94,329,327

Distributions per Common Share	$0.44	$0.44	$0.88	$0.88

Payout ratio of CAD (Distribution per Common Share divided by CAD per Share)	122.2%	110.0%	125.7%	110.0%

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS — QUARTER
(unaudited and in thousands)
Of the 281 properties owned by the Company as of June 30, 2007, a total of 256 properties (“Same Store Properties”) containing an aggregate of 24.0 million net rentable square feet were owned for the entire three month periods ended June 30, 2007 and 2006. Average occupancy for the Same Store Properties was 93.2% during 2007 and 92.9% during 2006. The following table sets forth revenue and expense information for the Same Store Properties:

	Three-months ended June 30,
	2007	2006
Revenue
Rents	$120,076	$119,365
Tenant reimbursements	19,482	14,337
Termination fees	464	1,276
Other, excluding termination fees	661	681

	140,683	135,659

Operating expenses
Property operating expenses	41,934	39,875
Real estate taxes	14,393	13,099

Net operating income	$84,356	$82,685

Net operating income percentage increase over prior year	2.0%

Net operating income	$84,356	$82,685
Straight line rents	(3,342)	(4,416)
FAS 141 rents	(2,414)	(1,612)

Cash — Net operating income	$78,600	$76,657

Cash — Net operating income percentage increase over prior year	2.5%

The following table is a reconciliation of Net Income to Same Store net operating income:

	Three-months ended June 30,
	2007	2006
Net Income (loss)	$1,204	$(11,556)
Add/(deduct):
Interest income	(1,603)	(2,573)
Interest expense	40,803	41,596
Deferred financing costs	1,065	794
Equity in income of real estate ventures	(4,504)	(463)
Depreciation and amortization	58,227	64,145
Net gain on sale of undepreciated real estate	—	(2,608)
Administrative expenses	6,993	7,724
Minority interest — partners’ share of consolidated real estate ventures	(8)	17
Minority interest attributable to continuing operations — LP units	(46)	(707)
Income from discontinued operations	(227)	(1,832)

Consolidated net operating income	101,904	94,537
Less: Net operating income of non same store properties	(12,542)	(6,178)
Less: Eliminations and non-property specific net operating income (loss)	(5,006)	(5,674)

Same Store net operating income	$84,356	$82,685

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS — YEAR
(unaudited and in thousands)
Of the 281 properties owned by the Company as of June 30, 2007, a total of 256 properties (“Same Store Properties”) containing an aggregate of 24.0 million net rentable square feet were owned for the entire six month periods ended June 30, 2007 and 2006. Average occupancy for the Same Store Properties was 93.1% during 2007 and 92.3% during 2006. The following table sets forth revenue and expense information for the Same Store Properties:

	Six-months ended June 30,
	2007	2006(1)
Revenue
Rents	$239,056	$236,519
Tenant reimbursements	38,828	30,076
Termination fees	1,021	1,866
Other, excluding termination fees	1,324	1,465

	280,229	269,926

Operating expenses
Property operating expenses	84,366	80,309
Real estate taxes	28,400	26,031

Net operating income	$167,463	$163,586

Net operating income percentage increase over prior year	2.4%

Net operating income	$167,463	$163,586
Straight line rents	(6,713)	(9,420)
FAS 141 rents	(4,671)	(3,677)

Cash — Net operating income	$156,079	$150,489

Cash — Net operating income percentage increase over prior year	3.7%

The following table is a reconciliation of Net Income to Same Store net operating income:

	Six-months ended June 30,
	2007	2006
Net Income (loss)	$20,576	$(14,198)
Add/(deduct):
Interest income	(2,390)	(5,223)
Interest expense	81,161	81,974
Deferred financing costs	2,323	1,273
Equity in income of real estate ventures	(5,258)	(1,428)
Depreciation and amortization	120,274	115,357
Net gain on sale of undepreciated real estate	—	(2,608)
Administrative expenses	14,262	16,214
Minority interest — partners’ share of consolidated real estate ventures	108	(281)
Minority interest attributable to continuing operations — LP units	(457)	(1,142)
Income from discontinued operations	(26,826)	(6,664)

Consolidated net operating income	203,773	183,274
Less: Net operating income of non same store properties	(26,120)	(9,963)
Less: Eliminations and non-property specific net operating income (loss)	(10,190)	(9,725)

Same Store net operating income	$167,463	$163,586

(1)	The Prentiss properties were acquired on January 5, 2006. For comparative purposes, the Prentiss assets in the same store portfolio have been adjusted to reflect a full six-month period for 2006 and allow a more meaningful comparison, with the addition of $1,529 and $1,455 to net operating income and cash net operating income, respectively.